                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                          April 3, 1998 (March 9, 1998)


                            Suiza Foods Corporation
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                    001-12755                75-2559681
----------------------------  ------------------------   ------------------
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)     (IRS EMPLOYER
   OF INCORPORATION)                                     IDENTIFICATION NO.)



                      3811 Turtle Creek Blvd., Suite 1300
                              Dallas, Texas 75219
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


              Registrant's telephone number, including area code:
                                 (214) 528-0939

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

LAND-O-SUN DAIRIES, L.L.C.
   Report of Independent Auditors-Deloitte & Touche LLP           F-6
   Balance Sheets                                                 F-7
   Statements of Operations                                       F-8
   Statements of Members' Equity                                  F-9
   Statements of Cash Flows                                       F-10
   Notes to Financial Statements                                  F-11

    (b) PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma consolidated financial statements are filed with this report:

Unaudited Pro Forma Consolidated Statements of Income for
the Year Ended December 31, 1997.                                 F-1

Unaudited Pro Forma Consolidated Balance Sheet as
of December 31, 1997                                              F-4


     The unaudited pro forma financial data have been derived by the application of pro forma adjustments to the historical consolidated balance sheet and related consolidated statements of income of Suiza Foods Corporation ("Suiza Foods") to give effect to (i) the previously reported completed acquisitions by Suiza Foods of Dairy Fresh, LP ("Dairy Fresh") on July 1, 1997 and The Garelick Companies ("Garelick") on July 31, 1997 (the "1997 Acquired Businesses"), (ii) the previously reported probable merger of Continental Can, Inc. ("Continental Can") with Suiza Foods (the "Continental Can Merger"), (iii) the completed acquisition by Suiza Foods of Land-O-Sun Dairies, L.L.C. ("Land-O-Sun") on February 20, 1998, which was partially funded through the issuance of $100 million of company-obligated mandatorily redeemable convertible preferred securities, all of which have been accounted for using the purchase method of accounting, and (iv) the issuance of $600 million of company-obligated mandatorily redeemable convertible preferred securities (the "Preferred Securities Offering") in a private placement under Rule 144A of the Securities Act of 1933, as amended. The above company-obligated mandatorily redeemable convertible preferred securities issued in the Land-O-Sun acquisition and in the Preferred Securities Offering are hereinafter referred to as the "Preferred Securities."

     The unaudited pro forma consolidated statements of income for the year ended December 31, 1997 give effect to the completed acquisitions of the 1997 Acquired Businesses, the Continental Can Merger, the completed Land-O-Sun acquisition and the Preferred Securities Offering, as if all these transactions had been consummated on January 1, 1997. The unaudited pro forma consolidated balance sheet as of December 31, 1997 gives effect to the Continental Can Merger, the completed Land-O-Sun acquisition and the Preferred Securities Offering, as if all these transactions had been consummated on December 31, 1997. There is no pro forma consolidated balance sheet effect of the acquisitions by Suiza Foods of the 1997 Acquired Businesses since these acquisitions were completed prior to December 31, 1997 and, as a result, their balance sheets are already included in the historical consolidated balance sheets of Suiza Foods as of that date.

     The unaudited pro forma financial data should be read in conjunction with the separate audited consolidated financial statements of Suiza Foods, the 1997 Acquired Business and Continental Can, including the notes thereto, all of which have been previously filed, and the audited financial statements of Land-O-Sun, including the notes thereto, included herein. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of Suiza Foods believes are reasonable. The unaudited pro forma consolidated income statement data are not necessarily indicative of the operating results that would have occurred had the completed acquisitions of the 1997 Acquired Businesses, the Continental Can Merger, the completed Land-O-Sun acquisition and the Preferred Securities Offering, occurred on January 1, 1997, nor are they necessarily indicative of the future operating results of Suiza Foods.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

                 (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)

                                                    1997
                                                  ACQUIRED    CONTINENTAL
                                   SUIZA FOODS   BUSINESSES       CAN       LAND-O-SUN   ADJUSTMENTS            PRO FORMA
                                   -----------   ----------   -----------   ----------   -----------           -----------
                                                    (a)
Net Sales........................  $ 1,794,876    $284,285     $546,284      $463,995     $     --             $ 3,089,440
Cost of Sales....................    1,392,216     222,046      456,998       341,608       (2,905)(b)(d)        2,409,963
                                   -----------    --------     --------      --------                          -----------
  Gross profit...................      402,660      62,239       89,286       122,387                              679,477
Operating Expenses:
  Selling, distribution and
     administrative..............      255,449      32,613       55,941        88,964       (4,039)(b)(c)(d)       428,928
  Amortization of intangibles....       14,916       1,257        1,858           633       11,420(e)               30,084
  Merger and other costs.........       37,003          --           --            --                               37,003
                                   -----------    --------     --------      --------                          -----------
          Total operating
            expenses.............      307,368      33,870       57,799        89,597                              496,015
                                   -----------    --------     --------      --------                          -----------
Operating Income.................       95,292      28,369       31,487        32,790                              183,462
Other (income) expense:
  Interest expense, net..........       36,664       3,753       15,965         4,319      (23,193)(f)(g)           37,508
  Financing charges on the
    Preferred Securities.........                                                           39,983(g)               39,983
  Other (income) expense.........      (24,077)        (18)         438             0                              (23,657)
                                   -----------    --------     --------      --------                          -----------
          Total other expense....       12,587       3,735       16,403         4,319                               53,834
                                   -----------    --------     --------      --------                          -----------
Income Before Income Taxes.......       82,705      24,634       15,084        28,471                              129,628
Income Taxes.....................       43,375         787        3,850             0       15,020(h)               63,032
                                   -----------    --------     --------      --------                          -----------
Income Before Minority
  Interest.......................       39,330      23,847       11,234        28,471                               66,596
Minority Interest................           --          --        3,248            --       (3,064)(i)                 184
                                   -----------    --------     --------      --------                          -----------
Income from Continuing
  Operations.....................  $    39,330    $ 23,847     $  7,986      $ 28,471                          $    66,412
                                   ===========    ========     ========      ========                          ===========
Income from Continuing Operations
  Applicable to Common Shares....  $    39,030                                                                 $    66,112
                                   ===========                                                                 ===========
Income Per Common Share from
  Continuing Operations:
  Basic..........................  $      1.32                                                                 $      2.09
                                   ===========                                                                 ===========
  Diluted........................  $      1.25                                                                 $      1.97
                                   ===========                                                                 ===========
Average Common Shares
  Basic..........................   29,508,791                                                                  31,701,634
                                   ===========                                                                 ===========
  Diluted........................   31,348,591                                                                  33,605,458
                                   ===========                                                                 ===========
Other Data:
  Ratio of earnings to
  combined fixed
  charges and preferred
  stock dividends                         2.89X                                                                       2.40X
                                   ===========                                                                 ===========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                 (IN THOUSANDS)


(a) Includes the pre-acquisition results of operations of Suiza Foods' 1997 acquisitions of Dairy Fresh for the six months ended June 30, 1997 and Garelick for the seven months ended July 31, 1997.

(b) Elimination of the excess of historical depreciation expense of the 1997 Acquired Businesses over the depreciation of the fair value of property and equipment, which resulted in a decrease of $2,264 and $619 in amounts charged to cost of sales and selling, distribution and administrative expense, respectively. Suiza Foods has not completed an assessment of the fair value of property and equipment of Continental Can and Land-O-Sun for purchase price allocation purposes. Accordingly, the excess purchase price for these acquisitions has been allocated to goodwill. To the extent that such assessments indicate that the fair value of property and equipment exceeds its net book values, this excess would be allocated to property and equipment and would reduce goodwill. Assuming a weighted average useful life of property and equipment of 15 years, every $5.0 million of excess purchase price allocated to property and equipment of Continental Can and Land-O-Sun (rather than goodwill) would increase depreciation and amortization expense for 1997 by $208.

(c) Elimination of salaries and benefits paid primarily to former shareholders of the 1997 Acquired Businesses and Land-O-Sun whose employment was either terminated or salaries were reduced as part of the purchase agreement, along with the elimination of certain related party expenses of the 1997 Acquired Businesses and Land-O-Sun, pursuant to agreements with such related parties at acquisition date, resulting in a reduction of historical selling, distribution and administrative costs for the 1997 Acquired Businesses and Land-O-Sun of $1,335 and $1,957, respectively.

(d) Pro forma reduction of historical costs of sales and selling, distribution and administrative costs of $641 and $128, respectively, for the effects of pro forma adjustments to Continental Can's pension and other employee benefit and other liabilities to the fair value of such liabilities at acquisition date.

(e) Amortization of goodwill and other intangibles, over the following amortization periods, in excess of historical amounts, as follows:

                                                   1997
                                                 ACQUIRED    CONTINENTAL
                                        LIFE    BUSINESSES       CAN        LAND-O-SUN    TOTAL
                                        -----   ----------   ------------   ----------   -------
Organization costs....................    5       $    5        $   --        $   --     $     5
Tradenames............................  25-40        233                                     233
Goodwill..............................   40        2,770         2,587         5,825      11,182
                                                  ------        ------        ------     -------
                                                  $3,008        $2,587        $5,825     $11,420
                                                  ======        ======        ======     =======

(f) Pro forma interest expense on the average outstanding balance of variable rate borrowings under Suiza Foods' senior credit facility used to fund the purchases of the 1997 Acquired Businesses and a portion of the purchase price for Land-O-Sun, at an assumed interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid, along with the reduction of interest expense for Continental Can's fixed rate debt to a current market yield of 7.75%, as follows:

1997 Acquired Businesses....................................  $11,569
Land-O-Sun..................................................    8,809
Continental Can.............................................   (1,340)
                                                              -------
          Total.............................................  $19,038
                                                              =======

     The effect of a .125% change in the interest rate on the new variable rate borrowings to fund the purchases of the 1997 Acquired Businesses and Land-O-Sun, would have resulted in a change in the proforma interest expense adjustment of $428.

(g) Pro forma financing charges on the $100 million of 5% Preferred Securities and the $20 million of 7% preferred interests issued to the sellers in the Land-O-Sun acquisition, along with the pro forma adjustment to reduce interest expense by $42,231 from the use of the proceeds of the Preferred Securities Offering to repay amounts outstanding under Suiza Foods' senior credit facility at an assumed interest rate of 7.25%, and the related pro forma financing charges, including the accretion on the Preferred

     Securities to their liquidation amount over the term of the securities, on the $600 million of 5.5% Preferred Securities issued in the Preferred Securities Offering.

                                                                  PREFERRED
                                                                  SECURITIES
                                                    LAND-O-SUN     OFFERING      TOTAL
                                                    ----------    ----------    --------
Interest expense..................................    $    0       $(42,231)    $(42,231)
Financing charges on Preferred Securities.........     5,000         33,583       38,583
Land-O-Sun minority interest charge...............     1,400              0        1,400
                                                      ------       --------     --------
          Total...................................    $6,400       $ (8,648)    $ (2,248)
                                                      ======       ========     ========

(h) Estimated pro forma adjustment to reflect pro forma income taxes for the 1997 Acquired Businesses at the estimated effective tax rate of 40% for such 1997 Acquired Businesses, pro forma income taxes for the Land-O-Sun acquisition at the estimated effective tax rate of 38.5% for Land-O-Sun, to adjust income taxes of Continental Can for the pro forma adjustments, excluding non-deductible goodwill, at the estimated effective tax rate for Continental Can of 40% and to adjust income taxes for the pro forma effect of the Preferred Securities Offering at the estimated effective tax rate of 38%.

1997 Acquired Businesses....................................  $ 4,526
Land-O-Sun..................................................    4,181
Continental Can.............................................    3,027
Preferred Securities Offering...............................    3,286
                                                              -------
          Total.............................................  $15,020
                                                              =======

(i) Estimated pro forma adjustment of $3,064 to adjust the minority interest charge to reflect the purchase, pursuant to negotiated agreements, of substantially all of the outstanding minority owned shares of Continental Can's subsidiaries for cash, which is anticipated to occur prior to the Continental Can Merger.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                               CONTINENTAL
                                 SUIZA FOODS       CAN       LAND-O-SUN   ADJUSTMENTS          PRO FORMA
                                 -----------   -----------   ----------   -----------          ----------
Current Assets:
  Cash and cash equivalents....  $   24,388     $ 25,871      $  8,101     $ (41,542)(a)       $   16,818
  Accounts receivable..........     164,284       64,292        36,604                            265,180
  Inventories..................      76,087       79,113        11,939         3,578(b)           170,717
  Prepaid expenses and other...       7,978        2,141         2,830                             12,949
  Refundable income taxes......      19,836                                                        19,836
  Deferred income taxes........       2,718        2,647                                            5,365
  Net assets of discontinued
     operation.................     100,785                                                       100,785
                                 ----------     --------      --------                         ----------
          Total current
            assets.............     396,076      174,064        59,474                            591,650
Property and Equipment.........     363,649      144,452        59,165                            567,266
Deferred Income Taxes..........       4,484        7,614                      16,696(b)            28,794
Intangible and Other Assets....     639,253       49,276         7,696       336,465(b)         1,032,690
                                 ----------     --------      --------                         ----------
          Total................  $1,403,462     $375,406      $126,335                         $2,220,400
                                 ==========     ========      ========                         ==========



Current Liabilities:
  Accounts payable and accrued
     expenses..................  $  178,021     $ 83,968      $ 42,355     $                   $  304,344
  Income taxes payable.........       4,006          757                                            4,763
  Current portion of long-term
     debt......................      50,846       20,291         2,750        (2,750)(a)           71,137
                                 ----------     --------      --------                         ----------
          Total current
            liabilities........     232,873      105,016        45,105                            380,244
Long-Term Debt.................     777,813      156,418        40,266      (423,766)(a)(b)(c)    550,731
Other Liabilities..............      13,230       26,408        11,457        14,280(b)            65,375
Deferred Income Taxes..........      20,236        4,725                                           24,961
Minority Interest..............                   14,057                       6,704(a)(b)         20,761
Company-Obligated Mandatorily
  Redeemable Convertible
  Preferred Securities of
  Subsidiaries.................                                              682,500(a)(c)        682,500
Stockholders' Equity:
  Preferred stock..............       3,741                                                         3,741
  Common stock.................         305                                       20(a)               325
  Additional paid-in capital...     281,774                                  136,498(a)           418,272
  Retained earnings............      73,490                                                        73,490
  Equity of acquired
     businesses................                   68,782        29,507       (98,289)(b)
                                 ----------     --------      --------                         ----------
          Total stockholders'
            equity.............     359,310       68,782        29,507                            495,828
                                 ----------     --------      --------                         ----------
          Total................  $1,403,462     $375,406      $126,335                         $2,220,400
                                 ==========     ========      ========                         ==========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


(a) In connection with the Continental Can Merger, Suiza Foods will exchange .629 shares of Suiza Foods Common Stock for all the issued and outstanding shares of Continental Can Common Stock and will exchange .629 Suiza Foods substitute stock options for all the outstanding stock options and warrants of Continental Can. In addition, pursuant to the Continental Can merger negotiations, Continental Can has reached agreements to purchase substantially all of the outstanding minority owned shares of its subsidiaries for cash. In addition to the shares issued to effect the Continental Can Merger, the purchase price for the minority interests and transaction expenses will be funded through available cash.

     On February 20, 1998, Suiza Foods completed the acquisition of Land-O-Sun for a purchase price of approximately $248 million, including acquired cash and excluding acquisition costs and expenses of $10 million, which was funded with borrowings under the Suiza Foods senior credit facility, the issuance of $100 million of 5% Preferred Securities, and the issuance of $20 million of preferred interests in Land-O-Sun. In addition, Suiza Foods refinanced the existing outstanding long-term debt of Land-O-Sun with borrowings under its senior credit facility.

     The following is a summary of the total purchase prices and related payments in connection with these acquisitions:

                                                   CONTINENTAL
                                                   CAN MERGER     LAND-O-SUN     TOTAL
                                                   -----------    ----------    --------
Cash and cash equivalents........................   $ 41,542       $     --     $ 41,542
Senior credit facility borrowings................                   181,016      181,016
Issuance of preferred interests of subsidiary....                    20,000       20,000
Issuance of the Preferred Securities.............                   100,000      100,000
Issuance of common stock.........................    136,518             --      136,518
                                                    --------       --------     --------
          Total purchase prices..................    178,060        301,016      479,076
Repayment of existing indebtedness:
  Current portion of long-term debt..............         --         (2,750)      (2,750)
  Long-term debt.................................         --        (40,266)     (40,266)
                                                    --------       --------     --------
Net purchase prices..............................   $178,060       $258,000     $436,060
                                                    ========       ========     ========

(b) The above acquisitions resulted in an excess of the purchase prices over the historical net assets acquired, which were allocated to the net assets acquired, as follows:

                                                   CONTINENTAL
                                                   CAN MERGER     LAND-O-SUN     TOTAL
                                                   -----------    ----------    --------
Net purchase prices..............................   $178,060       $258,000     $436,060
Historical carrying value of net assets:
  Total net assets...............................     68,782         29,507       98,289
  Carrying value of minority interest acquired...     13,296             --       13,296
                                                    --------       --------     --------
Excess of net purchase prices over historical
  carrying values................................   $ 95,982       $228,493     $324,475
                                                    ========       ========     ========
Allocation of excess purchase price:
  Excess fair value of inventories...............   $  3,578       $     --     $  3,578
  Deferred income tax assets.....................     16,696             --       16,696
  Fair value of assumed debt.....................    (17,984)            --      (17,984)
  Fair value of benefit and other liabilities....     (9,766)        (4,514)     (14,280)
  Intangible assets..............................    103,458        233,007      336,465
                                                    --------       --------     --------
                                                    $ 95,982       $228,493     $324,475
                                                    ========       ========     ========

(c) Issuance of $600 million liquidation amount of the Preferred Securities in the Preferred Securities Offering for net proceeds of $582,500, which are to be used to repay amounts outstanding under the senior credit facility.

INDEPENDENT AUDITORS' REPORT


To the Representative Committee of
  Land-O-Sun Dairies, L.L.C.:

We have audited the accompanying balance sheets of Land-O-Sun Dairies, L.L.C. (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, members' equity, and cash flows for the year ended December 31, 1997 and the two-month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and the two-month period ended December 31, 1996 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Greenville, SC

February 6, 1998
  (February 20, 1998 as to Note 11)

LAND-O-SUN DAIRIES, L.L.C.


BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------




ASSETS                                                        1997              1996
CURRENT ASSETS:
  Cash and cash equivalents                            $   8,101,000     $   6,451,000
  Accounts receivable, net                                36,604,000        33,725,000
  Inventories                                             11,939,000        12,979,000
  Prepaid expenses and other current assets                  940,000           851,000
  Property held for sale                                   1,890,000         1,628,000
                                                       -------------     -------------
        Total current assets                              59,474,000        55,634,000

PROPERTY, PLANT AND EQUIPMENT, NET                        59,165,000        54,979,000

OTHER ASSETS, NET                                          7,696,000         7,732,000
                                                       -------------     -------------
TOTAL                                                  $ 126,335,000     $ 118,345,000
                                                       =============     =============

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                 $   2,750,000     $   2,750,000
  Accounts payable                                        18,446,000        18,602,000
  Bank overdraft                                           9,064,000         7,143,000
  Accrued expenses and other liabilities                  14,845,000        12,992,000
                                                       -------------     -------------
        Total current liabilities                         45,105,000        41,487,000
                                                       -------------     -------------
LONG-TERM LIABILITIES:
  Long-term debt                                          40,266,000        61,304,000
  Other liabilities                                       11,457,000        12,268,000
                                                       -------------     -------------
        Total long-term liabilities                       51,723,000        73,572,000
                                                       -------------     -------------

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS' EQUITY:
  Preferred capital - Mid-Am                              13,565,000        12,221,000
  Member's capital (deficiency) - Mid-Am                  11,928,000          (511,000)
  Member's capital (deficiency) - LOS                      4,014,000        (8,424,000)
                                                       -------------     -------------
        Total members' equity                             29,507,000         3,286,000
                                                       -------------     -------------
TOTAL                                                  $ 126,335,000     $ 118,345,000
                                                       =============     =============


See notes to financial statements.

LAND-O-SUN DAIRIES, L.L.C.


STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997 AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                                                        TWO MONTHS
                                                       YEAR ENDED          ENDED
                                                       DECEMBER 31,     DECEMBER 31,
                                                           1997              1996


NET SALES                                              $463,995,000     $ 76,482,000

COST OF SALES                                           341,608,000       62,302,000
                                                       ------------     ------------

GROSS MARGIN                                            122,387,000       14,180,000

DELIVERY, SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                               89,597,000       14,952,000
                                                       ------------     ------------

OPERATING INCOME (LOSS)                                  32,790,000         (772,000)

INTEREST EXPENSE                                          4,319,000          928,000
                                                       ------------     ------------

NET INCOME (LOSS)                                      $ 28,471,000     $ (1,700,000)
                                                       ============     ============



See notes to financial statements.


LAND-O-SUN DAIRIES, L.L.C.


STATEMENTS OF MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 1997 AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------




                                                  MID-AM               LOS
                                  MID-AM          MEMBERS'           MEMBERS'
                                 PREFERRED         CAPITAL            CAPITAL
                                  CAPITAL        (DEFICIENCY)       (DEFICIENCY)         TOTAL


CONTRIBUTION OF CAPITAL         $ 12,000,000     $    450,000      $    550,000      $ 13,000,000

TRANSFER OF NET LIABILITIES
  FROM MEMBER                             --               --        (8,014,000)       (8,014,000)

NET LOSS FOR THE
  TWO-MONTH PERIOD
  ENDED DECEMBER 31, 1996            221,000         (961,000)         (960,000)       (1,700,000)
                                ------------     ------------      ------------      ------------

BALANCE (DEFICIENCY) AS OF
  DECEMBER 31, 1996               12,221,000         (511,000)       (8,424,000)        3,286,000

NET INCOME FOR THE YEAR
  ENDED DECEMBER 31, 1997          1,344,000       13,564,000        13,563,000        28,471,000


DISTRIBUTION OF
  MEMBERS' CAPITAL                        --       (1,125,000)       (1,125,000)       (2,250,000)
                                ------------     ------------      ------------      ------------

BALANCE AS OF
  DECEMBER 31, 1997             $ 13,565,000     $ 11,928,000      $  4,014,000      $ 29,507,000
                                ============     ============      ============      ============



See notes to financial statements.

LAND-O-SUN DAIRIES, L.L.C.


STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------




                                                                                         TWO MONTHS
                                                                       YEAR ENDED          ENDED
                                                                      DECEMBER 31,       DECEMBER 31,
                                                                          1997              1996

OPERATING ACTIVITIES:
  Net income (loss)                                                   $ 28,471,000      $ (1,700,000)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation                                                         7,035,000         1,135,000
    Amortization                                                           633,000           130,000
    Interest accreted to principal during the year                         653,000           154,000
    Gain on disposal of assets                                             (47,000)         (228,000)
    (Increase) decrease in accounts receivable                          (2,879,000)        5,604,000
    Decrease in inventories                                              1,040,000           967,000
    Increase in prepaid expenses and other current assets                  (89,000)          (73,000)
    (Increase) decrease in other assets                                   (997,000)          253,000
    Increase (decrease) in accounts payable and bank overdraft           1,765,000          (464,000)
    Increase (decrease) in accrued expenses and other liabilities        1,853,000          (760,000)
    Increase (decrease) in other liabilities                              (811,000)          280,000
                                                                      ------------      ------------
        Net cash provided by operating activities                       36,627,000         5,298,000
                                                                      ------------      ------------
INVESTING ACTIVITIES:
  Capital expenditures                                                 (11,364,000)       (1,745,000)
  Expenditures relating to assets held for sale                           (348,000)               --
  Proceeds from sales of assets                                            276,000           356,000
                                                                      ------------      ------------
        Net cash used in investing activities                          (11,436,000)       (1,389,000)
                                                                      ------------      ------------
FINANCING ACTIVITIES:
  Loan to Land-O-Sun Dairies, Inc.                                              --          (400,000)
  Repayment of loan to Land-O-Sun Dairies, Inc.                            400,000                --
  Contributed cash from Land-O-Sun Dairies, Inc.                                --         4,903,000
  Contributed cash from Mid-America Dairymen, Inc. for preferred
    stock                                                                       --        12,000,000
  Contributed cash from Mid-America Dairymen, Inc. for members'
    capital                                                                     --           450,000
  Debt proceeds                                                                 --        68,000,000
  Principal payments on debt                                           (12,791,000)               --
  Net repayments of revolving credit line                               (8,900,000)      (82,411,000)
  Distribution of members' capital                                      (2,250,000)               --
                                                                      ------------      ------------
        Net cash (used in) provided by financing activities            (23,541,000)        2,542,000
                                                                      ------------      ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                1,650,000         6,451,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           6,451,000                --
                                                                      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $  8,101,000      $  6,451,000
                                                                      ============      ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for interest                            $  5,900,000      $    659,000
  Noncash financing activities:
    Contribution of non-cash net liabilities from Land-O-Sun
      Dairies, Inc.                                                   $         --      $(12,917,000)
    Contribution of capital - Land-O-Sun Dairies, Inc.                $         --      $    550,000



See notes to financial statements.

LAND-O-SUN DAIRIES, L.L.C.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997 AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


1.    ORGANIZATION AND NATURE OF THE BUSINESS

      On October 10, 1996, Land-O-Sun Dairies, L.L.C. (the "Company"), a Delaware limited liability company, was formed by Land-O-Sun Dairies, Inc. ("LOS", an S Corporation) and Mid-America Dairymen, Inc. ("Mid-Am") (collectively referred to herein as the "Members" and individually as a "Member"). On October 31, 1996 ("transfer date"), LOS contributed substantially all of its assets and liabilities (net liabilities of $8,014,000, recorded at LOS carrying value) to the Company in exchange for an aggregate 55% ownership in the Company (to which $550,000 of Members' Capital was contributed). On October 31, 1996, Mid-Am contributed $450,000 in cash to the Company in exchange for a 45% ownership in the Company. The business and affairs of the Company are managed by the Members who are represented by and act through a Representative Committee (two members each from LOS and Mid-Am). Since the parties involved are considered affiliates, all assets and liabilities transferred to the Company were recorded at LOS's carrying value as of the date of the transfer.

      The principal business of the Company is to process and distribute dairy products. The Company's processing plants primarily produce fluid milk, ice cream, cultured and other dairy products, and beverage products. These products are distributed by a fleet of refrigerated trucks and trailers through direct store delivery, pre-order drop delivery, and warehouse delivery service, and are sold under a variety of private store labels and brand names, as well as the nationally recognized "PET" dairy trademark (which the Company uses under a license agreement with Pet Incorporated) and the "Flav-O-Rich" dairy trademark (which the Company uses under a license agreement with Flav-O-Rich, Inc.).

      Dairy products manufactured by other companies which are distributed by the Company include frozen desserts, cultured dairy products, and juices and other beverages. The Company's products are sold primarily to supermarket chains, independent grocery stores, convenience stores, and institutional accounts principally throughout the Southeastern region of the United States.

      The Company has issued preferred and members' capital. Preferred capital represents a $12 million contribution by Mid-Am to the LLC and cumulative unpaid dividends ($1,565,000 at December 31, 1997). The preferred capital is entitled to a cumulative annual return of 11% on the average daily balance of its preferred capital plus any prior unpaid amounts. As of December 31, 1997, no dividends had been declared. Members' capital represents the members' original interest in the Company (LOS of $550,000, or 55%; Mid-Am of $450,000 or 45%), contribution of the net liabilities of LOS and the members' allocated portion of net income or loss of the Company. Generally, income is first allocated to any unpaid preferred dividend amounts and then the remaining net income (loss) is allocated equally between LOS and Mid-Am.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH EQUIVALENTS - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. Due to the short-term nature of cash equivalents, fair value approximates its recorded value at December 31, 1997 and 1996.

      INVENTORIES - Inventories are valued at the lower of cost or market using the first-in, first-out ("FIFO") method.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the related assets using primarily the straight-line method.

      The following estimated useful lives were in effect during all periods presented in the financial statements:





Land improvements                                              25 years
Buildings and improvements                                  20-50 years
Machinery, plant and transportation equipment                3-15 years



      Leasehold improvements are amortized over the shorter of their estimated life or the period of the related leases.

      PROPERTY HELD FOR SALE - Assets held for sale represent the estimated value of land and idle manufacturing facilities and distribution facilities which the Company is actively offering to sell. The recorded values of these facilities are at the lower of carrying amount or fair value, less cost to sell.

      ACCOUNTS RECEIVABLE - Due to the short-term nature of accounts receivable, fair value approximates its recorded value at December 31, 1997 and 1996.

      OTHER ASSETS - Other assets include the carrying value of the "PET" trademark license agreement, goodwill and deferred financing fees. The trademark asset is being amortized over the remaining license period through June 2026. The Company has classified as goodwill the cost in excess of the fair value of the net assets acquired by LOS from its predecessor and the cost in excess of the fair value of the net assets acquired by LOS from Flav-O-Rich, Inc. The Company amortizes goodwill on a straight-line method over 15 years. The deferred financing fees are being amortized over the life of the related debt instrument, approximating the interest method.

      ADVERTISING COSTS - The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 1997 and the two-month period ended December 31, 1996 was $3,471,000 and $418,000, respectively.

      INCOME TAXES - The Members intend that the Company will be treated as a partnership for federal and state income tax purposes and that each Member will be treated as a partner of a partnership for federal and state income tax purposes. In lieu of corporation income taxes, the Members are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. For the year ended December 31, 1997, the Company paid approximately $1.0 million of additional compensation to one of the owners of LOS for income taxes relating to a prior tax year of LOS. Additionally, for the year ended December 31, 1997, the Company paid $2,250,000 to the Members for income taxes relating to the taxable income of the Company. Such payment is recorded as a distribution of Members' capital in the statement of members' capital. No such amounts were paid in the two-month period ended December 31, 1996.

      ENVIRONMENTAL REMEDIATION COSTS - The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study.

      Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. The liability as of December 31, 1997 and 1996 was $772,000 and $794,000, respectively.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant financial statement estimates include the reserve for self-insurance liabilities and reserves for environmental remediation costs. Actual results could differ from those estimates.

      RECENTLY ISSUED ACCOUNTING STANDARDS - The Financial Accounting Standards Board ("FASB") has recently issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses). This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income (including, for example, minimum pension liability adjustments) be reported in a financial statement similar to the statement of operations. The accumulated balance of other comprehensive income will be disclosed separately from members' capital in the equity section of the balance sheet. This statement is effective for the Company for the year ended December 31, 1998 and is not expected to materially affect the reporting and disclosure of financial information by the Company.


3.    CERTAIN BALANCE SHEET COMPONENTS




                                                  1997              1996

Accounts receivable, net:

  Trade receivables                           $ 36,287,000      $ 34,737,000
  Other receivables                              2,083,000         1,136,000
                                              ------------      ------------
          Total                                 38,370,000        35,873,000
  Less allowance for doubtful accounts          (1,766,000)       (2,148,000)
                                              ------------      ------------

Accounts receivable, net                      $ 36,604,000      $ 33,725,000
                                              ============      ============






                                                  1997              1996

Inventories:

  Raw materials                               $  5,740,000      $  6,111,000
  Finished goods                                 5,952,000         6,646,000
  Supplies and other                               355,000           416,000
                                              ------------      ------------
          Total                                 12,047,000        13,173,000
  Less reserve for inventory obsolescence         (108,000)         (194,000)
                                              ------------      ------------
Inventories, net                              $ 11,939,000      $ 12,979,000
                                              ============      ============




                                                          1997              1996
Property, plant and equipment, net:
  Land and improvements                              $  6,261,000      $  6,370,000
  Buildings and improvements                           14,140,000        13,785,000
  Machinery, plant and transportation equipment        57,854,000        47,244,000
                                                     ------------      ------------
          Total                                        78,255,000        67,399,000
  Less accumulated depreciation and amortization      (19,090,000)      (12,420,000)
                                                     ------------      ------------
Property, plant and equipment, net                   $ 59,165,000      $ 54,979,000
                                                     ============      ============
Other assets, net:
  Trademark                                          $  1,446,000      $  1,446,000
  Less accumulated amortization                          (154,000)         (108,000)
                                                     ------------      ------------
          Net trademark                                 1,292,000         1,338,000
                                                     ------------      ------------
  Goodwill                                              5,857,000         5,176,000
  Less accumulated amortization                          (793,000)         (602,000)
                                                     ------------      ------------
          Net goodwill                                  5,064,000         4,574,000
                                                     ------------      ------------
  Other deferred costs                                  1,721,000         1,533,000
  Less accumulated amortization                          (501,000)         (233,000)
                                                     ------------      ------------
          Net other deferrals                           1,220,000         1,300,000
                                                     ------------      ------------
  Note receivable from related party                           --           400,000
  Deposits and other                                      120,000           120,000
                                                     ------------      ------------
Other assets, net                                    $  7,696,000      $  7,732,000
                                                     ============      ============


Accrued expenses and other liabilities:
  Self-insurance liabilities - current portion       $  3,672,000      $  1,860,000
  Vacation pay                                          2,970,000         3,005,000
  Wages and withholdings                                3,409,000         2,400,000
  Advertising, rebates and billbacks                    2,196,000         2,036,000
  Professional fees                                       310,000           746,000
  Other                                                 2,288,000         2,945,000
                                                     ------------      ------------

Total accrued expenses and other liabilities         $ 14,845,000      $ 12,992,000
                                                     ============      ============
Other liabilities:
  Accrued employee benefits:
    Postemployment benefits                          $  1,259,000      $  1,168,000
    Postretirement benefits                               740,000           645,000
    Pension liability                                   4,066,000         3,058,000
                                                     ------------      ------------
          Total                                         6,065,000         4,871,000
  Accrued self-insurance liabilities                    3,983,000         6,097,000
  Other                                                 1,409,000         1,300,000
                                                     ------------      ------------

Total                                                $ 11,457,000      $ 12,268,000
                                                     ============      ============





4.    FINANCING ARRANGEMENTS

      Long-term debt consists of:


                                                                                        1997              1996
Harris Trust and Savings Bank - $30 million Revolving Credit Agreement, variable interest based on LIBOR (7.7500% and 7.8125% at December 31, 1997 and 1996, respectively); collateralized by substantially all of the assets of
  the Company                                                                       $ 17,000,000      $ 25,900,000
Harris Trust and Savings Bank - $20 million Term Loan
  Agreement, variable interest based on LIBOR (7.7500% and 7.8125% at December
  31, 1997 and 1996, respectively), principal payable in ten consecutive semi-annual installments commencing on March 31, 1997; collateralized by
  substantially all of the assets of the Company                                      17,016,000        20,000,000
Mid-America Finance, Inc - $9 million unsecured Term Loan
  Agreement, interest at 10%, principal due March 31, 2007                             9,000,000         9,000,000
Mid-America Finance, Inc - unsecured Term Loan Agreement,
  interest at 10.25%; retired in 1997                                                         --         9,154,000
                                                                                    ------------      ------------
Total                                                                                 43,016,000        64,054,000
Less current maturities                                                               (2,750,000)       (2,750,000)
                                                                                    ------------      ------------

Total long-term debt                                                                $ 40,266,000      $ 61,304,000
                                                                                    ============      ============


      On October 31, 1996, the Company entered into a revolving credit agreement with Harris Trust and Savings Bank providing for revolving credit loans, term loans, and/or letters of credit up to $30 million at variable interest rates. The agreement requires the Company to meet certain financial ratios and covenants, including maximum capital expenditure limits and fixed charge coverage, leverage, net worth and current ratios. The Company was in compliance with all required financial ratios and covenants at December 31, 1997. The agreement expires October 31, 2001. At December 31, 1997 there was $17.0 million in borrowings outstanding under the agreement.

      On December 17, 1997, the Company entered into an unsecured Subordinated Working Capital Line of Credit Note with Mid-Am Capital, L.L.C., an affiliate. The Company may borrow up to $5.0 million at the prime rate plus 1% per annum. The line of credit is available through June 17, 1998. No amounts were outstanding under this line of credit at December 31, 1997.

      The estimated fair value of the Company's debt was approximately $44.4 million and $64.1 million at December 31, 1997 and 1996, respectively, based on estimated borrowing rates available to the Company.

      Principal payments due on the debt subsequent to December 31, 1997 are as follows:


YEAR ENDING DECEMBER 31,


1998                                                                   $ 2,750,000
1999                                                                     2,900,000
2000                                                                     2,900,000
2001                                                                    25,466,000
2002                                                                             -
Thereafter                                                               9,000,000
                                                                       -----------

Total                                                                 $ 43,016,000
                                                                      =============


5.    LEASE COMMITMENTS

      The Company leases certain distribution and office facilities, machinery and equipment, and fleet and other vehicles under noncancelable operating leases for varying periods ranging from one to eight years. Minimum future lease payments are as follows:


YEAR ENDING DECEMBER 31,

1998                                          $ 5,987,000
1999                                            5,864,000
2000                                            5,230,000
2001                                            4,216,000
2002                                            2,846,000
Thereafter                                      2,903,000
                                             ------------
Total                                        $ 27,046,000
                                             ============



      Rental expense, which includes operating lease expense and month-to-month leases, was $7,080,000 and $1,142,000 for the year ended December 31, 1997 and the two-month period ended December 31, 1996, respectively.


6.    EMPLOYEE BENEFIT PLANS

      The Company sponsors a defined benefit pension plan which covers substantially all employees. The plan allows contributions by employees in certain circumstances, and participants become fully vested after five years of service. The Company's funding policy is to make contributions to the plans to the extent that such contributions are tax deductible, thereby accumulating funds adequate to provide for all accrued benefits. The assets of the plan include primarily investments in common stocks, corporate bonds, U.S. Treasury notes and bonds, and money market cash equivalents.

      Effective January 1, 1997, the Company adopted an amendment which modifies the manner in which future benefits accrue under the plan for salaried employees. The amendment generated a decrease of $164,000 in pension expense for 1997 and an increase of approximately $870,000 in the projected benefit obligation.

      The funded status of the plan at December 31, 1997 and 1996 is as follows:



                                                                       1997                              1996
Actuarial present value of benefit obligations:
  Vested                                                           $ 21,675,000                     $ 17,802,000
  Nonvested                                                             450,000                          318,000
                                                                   ------------                     ------------

Accumulated benefit obligation                                     $ 22,125,000                     $ 18,120,000
                                                                   ============                     ============
Plan assets at fair value                                          $ 19,376,000                     $ 16,400,000
Projected benefit obligation                                        (22,715,000)                     (19,564,000)
Net unrecognized items                                                 (727,000)                         106,000
                                                                   ------------                     ------------
Accrued pension liability                                          $ (4,066,000)                    $ (3,058,000)
                                                                   ============                     ============



      Net periodic pension expense for the year ended December 31, 1997 and the two-month period ended December 31, 1996 includes the following components:





                                                                          1997                  1996


Service cost for benefits earned during the period                    $ 1,498,000          $ 1,414,000
Interest cost on projected benefit obligation                           1,441,000            1,306,000
Expected/Actual return on plan assets                                  (3,623,000)          (1,950,000)
Net amortization and deferral                                           2,027,000              592,000
                                                                      -----------          -----------
Net periodic pension expense                                            1,343,000            1,362,000
Less expense recorded by LOS prior to transfer date                            -            (1,135,000)
                                                                      -----------          -----------
Expense recorded by the Company                                       $ 1,343,000          $   227,000
                                                                      ===========          ===========




      The significant actuarial assumptions for the plan as of the year-end measurement dates were as follows:



                                                                1997         1996

Discount rate                                                    7.0%        7.5%
Rate of increase in future compensation levels                   4.0%        4.0%
Expected long-term rate of return on assets                      9.5%        9.5%




      Effective January 1, 1997, the Company introduced a non-qualified Supplemental Executive Retirement Plan (SERP). The SERP, which is unfunded, provides eligible executives defined pension benefits outside the defined benefit pension plan, based on average earnings, years of service and age at retirement. At December 31, 1997, the projected benefit obligation was $487,000 and net unrecognized costs of the SERP were approximately $379,000. The expense incurred for the SERP was $108,000 for the year ended December 31, 1997. At December 31, 1997 the Company has offset its liability for the SERP of $108,000 with restricted cash held in a trust account of approximately the same amount.

      The Company sponsors a defined contribution savings plan whereby the Company matches a portion of the contributions made by plan participants. The expense incurred for matching contributions was approximately $539,000 and $77,000 for the year ended December 31, 1997 and the two-month period ended December 31, 1996, respectively.

      The Company provides certain postretirement life insurance benefits to non-salaried employees who retire at age 55 or later with a minimum of ten years of service. The Company accrues the cost of providing such postretirement benefits, including life insurance coverage, during the active service period of the employees who are expected to qualify for such benefits.

      The accumulated postretirement benefit obligation ("APBO") and related net periodic postretirement benefit cost were actuarially determined using a current discount rate of 7.0% and 7.5% for December 31, 1997 and the two-month period ended December 31, 1996, respectively. The APBO at December 31, 1997 and 1996 was approximately $879,000 and $708,000, respectively. The plan is unfunded and had unrecognized losses of approximately $139,000 and 62,000 at December 31, 1997 and 1996, respectively. The liability (recorded in other noncurrent liabilities) at December 31, 1997 and 1996 related to the plan was approximately $740,000 and $645,000, respectively.

      Net periodic postretirement benefit cost for the unfunded plan for the year ended December 31, 1997 and two months ended December 31, 1996 is includes the following components:




                                                                               1997            1996

Service cost, benefits attributed to employee service during the period     $  75,000     $  74,000
Interest cost on accumulated postretirement benefit obligation                 53,000        45,000
Net amortization and deferral                                                   1,000         1,000
                                                                            ---------     ---------
Total net periodic post-retirement cost                                       129,000       120,000
Less expense recorded by LOS prior to transfer date                                --      (100,000)
                                                                            ---------     ---------
Expense recorded by the Company                                             $ 129,000     $  20,000
                                                                            =========     =========



      The Company provides certain postemployment benefits to former or inactive employees after employment but before retirement. The Company accrues the benefits when it becomes probable that such benefits will be paid and when sufficient information exists to make reasonable estimates of the amounts to be paid. The liability (included in other noncurrent liabilities) at December 31, 1997 and 1996 was approximately $1.3 million and $1.2 million, respectively.


7.    COMMITMENTS AND CONTINGENCIES

      The Company is exposed to asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

      In 1995, the Company entered into an Asset Purchase Agreement (the "Agreement") to buy a dairy in North Carolina (the "Dairy") in which the Company would purchase all of the assets of this dairy for $3,000,000. The Company withdrew from the Agreement claiming a material adverse change under the Agreement. The Dairy claims that the Company's decision not to conclude the purchase is a breach of contract under the Agreement. On December 22, 1997, the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division ("Court") entered an order granting a summary judgment in favor of the Dairy. Such order indicated that the Court would schedule a hearing on damages (no amount has yet been disclosed) sought by the Dairy although a date for a hearing on such damage claims has not yet been set by the Court. The Company believes their withdrawal was allowable under the terms of the Agreement. As such, when the order becomes final, the Company intends to appeal. The amount of liability, if any, of this claim at December 31, 1997, is not determinable at this time and no provision for loss, if any, has been provided in the accompanying financial statements.

      The Company has entered into a number of different purchase commitments in the ordinary course of business for such items as raw materials, packaging materials and cleaning chemicals during the year. Management believes that there is no exposure to risk of loss related to such agreements.

      The Company has an employment agreement with an executive officer, the terms of which expire September 30, 1998. Such agreement provides for an annual salary and health and medical benefits through the expiration date. In addition, the Company will provide the executive officer with the same health and medical benefits in place as of September 30, 1998 through September 30, 2001. The commitment for payments at December 31, 1997 is approximately $197,000, which has been included in other liabilities.




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


8.    CONCENTRATION OF CREDIT RISK

      The Company markets and distributes its products within a limited geographical area (primarily the Southeastern United States). Additionally, the Company's accounts receivable generally are unsecured and are liquidated based on cash flows generated by its customers' operations.

      The Company's largest customer accounted for 13% of total net sales for the year ended December 31, 1997. Additionally, trade receivables at December 31, 1997 include approximately $2.7 million due from this customer.

      Purchases from the Company's two largest vendors accounted for 49% and 12%, respectively, of total costs of goods sold for the year ended December 31, 1997. Additionally, accounts payable at December 31, 1997 include approximately $10.9 million due to these vendors.


9.    WELFARE BENEFIT TRUST AGREEMENT

      The Company has a Welfare Benefit Trust Agreement whereby amounts deposited into the trust fund by the Company are restricted for the benefit of the employees and their eligible dependents under and in accordance with Land-O-Sun Dairies, L.L.C. Group Insurance Plan for the payment of eligible medical claims. At December 31, 1997, approximately $95,000 of assets and $2.0 million of liabilities relating to the plan are included in the Balance Sheet. At December 31, 1996 the Company had offset its liability for health insurance claims of $2.6 million with restricted cash held in the trust account of approximately $3.0 million. Expenses recorded by the Company relating to this plan were $4.1 million and $1.2 million for the year ended December 31, 1997 and the two months ended December 31, 1996, respectively.


10.   RELATED PARTY TRANSACTIONS

      At December 31, 1996, the Company had an unsecured $400,000 note receivable from LOS included in other assets in the accompanying December 31, 1996 balance sheet. The note was repaid during 1997.

      In the ordinary course of business, the Company purchases raw materials from Mid-Am. The Company's purchases from Mid-Am amounted to $166.6 million and $31.0 million during the year ended December 31, 1997 and the two months ended December 31, 1996, respectively. Accounts payable at December 31, 1997 and 1996 include approximately $8.9 million and $7.1 million, respectively, due to Mid-Am. Additionally, in the ordinary course of business the Company sells excess milk and cream to Mid-Am. The Company's sales to Mid-Am amounted to $6.8 million and $0.9 million during the year ended December 31, 1997 and the two months ended December 31, 1996, respectively. Accounts receivable at December 31, 1997 and 1996 include approximately $1.2 million and $1.3 million, respectively, due to Mid-Am.

      On October 31, 1996, the Company entered into two unsecured Term Loan Agreements with Mid-America Finance, Inc. (a related party to Mid-Am) (see Note 4). During 1997, one of these two loans with a principal amount of $9 million was repaid. At December 31, 1997, the remaining amount due Mid-America Finance, Inc. was $9 million.

      On December 17, 1997, the Company entered into a Subordinated Working Capital Line of Credit Note with Mid-Am Capital, L.L.C. (a related party to Mid-Am) (see Note 4). No amounts were outstanding under this line of credit at December 31, 1997.

11.   SUBSEQUENT EVENTS

      On January 1, 1998, the Company acquired Carolina Dairies Corporation which was a dairy manufacturer and distributor, for a cash purchase price of approximately $4.6 million. The purchase price was financed by utilizing unused credit facilities and will be accounted for as a purchase. For the year ended December 31, 1997, Carolina Dairies Corporation reported unaudited net sales of approximately $13 million.

      On February 20, 1998, the Members sold all of their equity in the Company to Suiza Foods Corporation of Dallas, Texas. In addition, all of the Company's debt which was outstanding at February 20, 1998 was repaid.


                                    ********


                                      F-20